Exhibit 99.1

Gray

Television, Inc.

NEWS RELEASE

Gray Expects to Exceed “High Point” of Q2 Revenue Guidance by Over 9%

Announces Summary Preliminary Operating Results

For the Three Month and Six Month Periods Ended June 30, 2012

Atlanta, Georgia – July 12, 2012… Gray Television, Inc. (“Gray,” “we,” “us” or “our”) (NYSE: GTN and GTN.A) today announced summary preliminary results of operations for the three month and six month periods ended June 30, 2012 (“second quarter of 2012” and “first half of 2012”, respectively).

Summary Preliminary Operating Results for the Second Quarter of 2012

The table below sets forth certain preliminary results of our operations for the second quarter of 2012 in comparison to our actual results of operations for the three month period ended June 30, 2011 (the “second quarter of 2011”) and to the high end of the guidance for the second quarter of 2012 that we issued on May 2, 2012:

	Three Months Ended June 30,
Selected operating data:	2012 Preliminary	2011 Actual	% Change From 2011 Actual	High End of May 2, 2012 Guidance	% Change From High End of May 2, 2012 Guidance
	(in thousands except for percentages)

OPERATING REVENUE:
Revenue (less agency commissions)	$94,691	$76,201	24%	$86,500	9%

OPERATING EXPENSES:
(before depreciation, amortization and gain or loss on disposal of assets)
Broadcast	$52,829	$47,930	10%	$52,500	1%
Corporate	$3,629	$3,402	7%	$4,000	(9%)

Other selected data:
Political advertising revenue (less agency commissions)	$13,138	$2,316	467%	$5,500	139%

4370 Peachtree Road, NE * Atlanta, GA 30319

(404) 504-9828 * Fax (404) 261-9607

Comments on Summary Preliminary Operating Results for the Second Quarter of 2012:

Based on our preliminary operating results for the second quarter of 2012:

Net Revenue.

•

We attribute the increase in political net revenue primarily to political advertising associated with the special gubernatorial election in Wisconsin; a state where we operate three television stations.

•

We currently believe our second quarter of 2012 local revenue, excluding political advertising revenue, has increased from the three months ended June 30, 2011 by approximately 1% in comparison to our previous expectation of an increase of approximately 3% to 4%.

•

We currently believe our second quarter of 2012 national revenue, excluding political advertising revenue, has increased from the second quarter of 2011 by approximately 7% in comparison to our previous expectation of an increase of approximately 10%.

•

The slight downward revision to our expectations of second quarter 2012 local and national revenue, excluding political advertising revenue, reflects, in part, the significant demand from political advertisers placed upon our available commercial advertising inventory.

•

We anticipate our second quarter of 2012 internet revenue, excluding political advertising revenue, has increased from the second quarter of 2011 by approximately 31% in comparison to our previous expectation of an increase of approximately 22%.

•

We anticipate our second quarter of 2012 retransmission consent revenue has increased from the second quarter of 2011 by approximately 64% to approximately $8.3 million reflecting the impact of the improved terms of the retransmission consent agreements that were renewed effective as of January 1, 2012.

•	We continue to estimate that our base consulting revenue will be $0.6 million for the second quarter of 2012.

Broadcast Operating Expense (before depreciation, amortization and gain or loss on disposal of assets).

•

The anticipated increase in broadcast operating expense for the second quarter of 2012 compared to the second quarter of 2011 is due primarily to anticipated increases in compensation expense (including certain incentive compensation), programming expense and sales commissions to national sales representatives for the previously mentioned increase in certain political advertising.

Corporate and Administrative Expense (before depreciation, amortization and gain or loss on disposal of assets).

•	The anticipated increase in corporate expense for the second quarter of 2012 compared to the second quarter of 2011 is due primarily to expected increases in compensation expense.

Gray Television, Inc. Preliminary Earnings Release for the three month and six month periods ended June 30, 2012	Page 2 of 4

Summary Preliminary Operating Results for the First Half of 2012

The table below sets forth certain preliminary results of our operations for the first half of 2012 in comparison to our actual results of operations for the six month period ended June 30, 2011 (“the first half of 2011”).

	Six Months Ended June 30,
Selected operating data:	2012 Preliminary	2011 Actual	% Change From 2011 Actual
	(in thousands except for percentages)

OPERATING REVENUE:
Revenue (less agency commissions)	$175,365	$145,943	20%

OPERATING EXPENSES:
(before depreciation, amortization and gain or loss on disposal of assets)
Broadcast	$103,601	$96,109	8%
Corporate	$6,735	$6,440	5%

Other selected data:
Political advertising revenue (less agency commissions)	$18,097	$3,697	390%

Comments on Summary Preliminary Operating Results for the First Half of 2012:

Based on our preliminary operating results for the first half of 2012:

Net Revenue.

•

We attribute the increase in political net revenue primarily to political advertising associated with the special gubernatorial election in Wisconsin; a state where we operate three television stations.

•	We currently believe our first half of 2012 local revenue, excluding political advertising revenue, has increased from the first half of 2011 by approximately 3%.

•	We currently believe our first half of 2012 national revenue, excluding political advertising revenue, has increased from the first half of 2011 by approximately 3%.

•	We anticipate our first half of 2012 internet revenue, excluding political advertising revenue, has increased from the first half of 2011 by approximately 32%.

•

We anticipate our first half of 2012 retransmission consent revenue has increased from the first half of 2011 by approximately 66% to approximately $16.8 million reflecting the impact of the improved terms of the retransmission consent agreements that were renewed effective as of January 1, 2012.

•	We continue to estimate that our base consulting revenue will be $1.3 million for the first half of 2012.

Gray Television, Inc. Preliminary Earnings Release for the three month and six month periods ended June 30, 2012	Page 3 of 4

Continued – Comments on Summary Preliminary Operating Results for the First Half of 2012

Broadcast Operating Expense (before depreciation, amortization and gain or loss on disposal of assets).

•

The anticipated increase in broadcast operating expense for the first half of 2012 compared to the first half of 2011 is due primarily to anticipated increases in compensation expense (including certain incentive compensation), programming expense and sales commissions to national sales representatives for the previously mentioned increase in certain political advertising.

Corporate and Administrative Expense (before depreciation, amortization and gain or loss on disposal of assets).

•	The anticipated increase in corporate expense for the first half of 2012 compared to the first half of 2011 is due primarily to expected increases in compensation expense.

The Company

Gray Television, Inc. is a television broadcast company headquartered in Atlanta, GA. Gray currently operates 36 television stations serving 30 markets. We broadcast a primary channel from each of our stations and also operate at least one secondary channel from the majority of our stations. Each of our primary channels are affiliated with either CBS (17 channels), NBC (10 channels), ABC (8 channels) or FOX (1 channel). In addition, we currently operate 40 digital second channels that are affiliated with either ABC (1 channel), FOX (4 channels), CW (8 channels), MyNetworkTV (18 channels), Untamed Sports Network (1 channel) and The Country Network (1 channel) or are operated as local news/weather channels (7 channels).

Cautionary Statements for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. These “forward-looking statements” are not statements of historical facts, and may include, among other things, statements regarding our current expectations and beliefs of actual operating results for the second quarter and/or first half of 2012. Actual results are subject to a number of risks and uncertainties and may differ materially from the current expectations and beliefs discussed in this press release. All information set forth in this release is as of July 12, 2012. Information about certain potential factors that could affect our business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report on Form 10-K for the year ended December 31, 2011 and may be contained in reports subsequently filed with the U.S. Securities and Exchange Commission (the “SEC”) and available at the SEC’s website at www.sec.gov.

For information contact:	Web site: www.gray.tv
Bob Prather	Jim Ryan
President and Chief Operating Officer	Senior V. P. and Chief Financial Officer
(404) 266-8333	(404) 504-9828

Gray Television, Inc. Preliminary Earnings Release for the three month and six month periods ended June 30, 2012	Page 4 of 4